Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THEMAVEN, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware) theMaven, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.	The name of this corporation is theMaven, Inc., and this corporation was initially incorporated under the name Integrated Surgical Systems, Inc. pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 1, 1990, and amended and restated thereafter (the “Original Certificate”).

2.	That, pursuant to Sections 141(f), 242, and 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation and the stockholders have duly adopted resolutions approving the amendment and restatement of the Original Certificate in its entirety as follows:

Article I
NAME

The name of the Corporation is theMaven, Inc. (the “Corporation”).

Article II
REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is . The name of the registered agent of the Corporation at such address is Corporation Service Company.

Article III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

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Article IV
CAPITAL STOCK

The total number of shares of capital stock that the Corporation shall have authority to issue is 1,001,000,000, of which 1,000,000,000 shares shall be common stock having a par value of $0.01 per share (the “Common Stock”), and 1,000,000 shares shall be preferred stock having a par value of $0.01 per share (the “Preferred Stock”). The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation has previously been designated into series as provided herein: 1,800 shares of Preferred Stock have been designated as “Series G Convertible Preferred Stock,” 23,000 shares of Preferred Stock have been designated as “Series H Convertible Preferred Stock,” and 600,000 shares of Preferred Stock have been designated as “Series L Junior Participating Preferred Stock”.

A COMMON STOCK. Except as otherwise required by law, as provided in this Amended and Restated Certificate of Incorporation, or as otherwise provided in the resolution or resolutions, if any, adopted by the board of directors of the Corporation (the “Board of Directors”) with respect to any series of the Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. No cumulative voting shall be permitted in the election of directors or for any other purpose. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary.

B PREFERRED STOCK.

(1) Authority to Issue in Series. The Board of Directors is authorized, subject to limitations prescribed by the DGCL, to provide for the issuance of the Preferred Shares in series, and by filing a certificate pursuant to the DGCL, to establish from time to time the number of shares to be included in such series, and to fix the designations, powers, preferences and relative, participating or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof.

(2) Terms. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series and the stated value thereof, if any, if different from the par value thereof;

(b) The dividends, if any, payable on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the preference, if any, or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of any class;

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(c) Whether that series shall have voting rights or power, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether or not that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date upon or date after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series;

(h) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

(i) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class of capital stock; and

(j) Any other voting powers, designations, preferences, and relative, participating optional or other special rights, or qualifications, limitations or restrictions thereof, of the shares of such series; in each case, to the full extent now or hereafter permitted by the DGCL.

(3) Specific Designations. Pursuant to the authority conferred by this Article IV, the following series of Preferred Stock have been designated, each series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

Exhibit A Series G Convertible Preferred Stock

Exhibit B Series H Convertible Preferred Stock

Exhibit C Series L Junior Participating Preferred Stock

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Article V
DIRECTORS

A NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constituted the entire Board of Directors shall consist of not less than three and not more than fifteen as fixed from time to time in accordance with the Bylaws of the Corporation (the “Bylaws”).

B NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise required by law and subject to any rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal from office or otherwise), shall be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, and not by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, disability, resignation, or removal.

Article VI
LIMITATION OF LIABILITY; INDEMNIFICATION

A LIMITATION OF LIABILITY. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

B INDEMNIFICATION. The Corporation shall indemnify to the fullest extent permitted by law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, his testator, or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer, employee, or agent at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this paragraph shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Article VII
STOCKHOLDER ACTION

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly constituted annual or special meeting of the stockholders of the Corporation, and the taking of any action by written consent of the stockholders of the Corporation is specifically denied.

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Article VIII
AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, alter, or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided, that any Bylaw adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered, or repealed by the stockholders as set forth therein.

Article IX
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in any manner now or hereafter prescribed by the DGCL and this Amended and Restated Certificate of Incorporation, and all rights and powers of any kind conferred upon a stockholder of the Corporation by the Amended and Restated Certificate of Incorporation or any amendment thereof are subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Amended and Restated Certificate of Incorporation, and in addition to any other vote of holders of capital stock that is required by this Amended and Restated Certificate or by law, such amendment or repeal shall require the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the voting power of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

[Remainder of the page intentionally left blank; signature page follows.]

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The undersigned further declares under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Amended and Restated Certificate of Incorporation are true and correct of his own knowledge.

Dated: October 11, 2021

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

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Exhibit A to Amended and Restated Certificate of Incorporation

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES G CONVERTIBLE PREFERRED STOCK OF

INTEGRATED SURGICAL SYSTEMS, INC.

PURSUANT TO SECTION 151 OF THE DELAWARE

GENERAL CORPORATION LAW

Integrated Surgical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter the “Corporation”), in accordance with the provisions of Section 151(g) thereof, DOES HEREBY CERTIFY that by written consent in lieu of a meeting of the Board of Directors of the Corporation dated as of May 22, 2000:

FIRST: The following resolution was duly adopted by the Board of Directors of the Corporation:

RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by Article 4 of the Corporation’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”), a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series G Convertible Preferred Stock (the “Series G Convertible Preferred Stock”), to consist of 1,800 shares, par value $0.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as set forth in the Certificate of Designations annexed hereto:

1. Number of Shares of Series G Convertible Preferred Stock. Of the 987,730 shares of authorized but unissued Preferred Stock, $0.01 par value (“Preferred Stock”) of the Corporation, one thousand eight hundred (1,800) shares shall be designated and known as Series G Convertible Preferred Stock, par value $0.01 per share (“Series G Convertible Preferred Stock”).

2. Voting.

(a) Unless required by law, no holder of any shares of Series G Convertible Preferred Stock shall be entitled to vote at any meeting of stockholders of the Corporation (or any written actions of stockholders in lieu of meetings) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. Notwithstanding the foregoing, the Corporation shall provide each holder of record of Series G Convertible Preferred Stock with timely notice of every meeting of stockholders of the Corporation and shall provide each holder with copies of all proxy materials distributed in connection therewith.

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(b) So long as shares of Series G Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Delaware General Corporation Law) of the holders of at least 85% of the then outstanding shares of Series G Convertible Preferred Stock:

(i) alter or change the rights, preferences or privileges of the Series G Convertible Preferred Stock;

(ii) create any new class or series of capital stock ranking on a parity with (“Pari Passu Securities”) or a preference over the Series G Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (“Senior Securities”) or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series G Convertible Preferred Stock;

(iii) increase the authorized number of shares of Series G Convertible Preferred Stock; or

(iv) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in taxation of the holders of shares of the Series G Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

In the event holders of at least 85% of the then outstanding shares of Series G Convertible Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series G Convertible Preferred Stock, pursuant to subsection (b) above, so as to affect the Series G Convertible Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series G Convertible Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”) and Dissenting Holders shall have the right for a period of thirty (30) days to convert any and all shares of then held Series G Convertible Preferred Stock pursuant to the terms of this Certificate of Designations as in effect prior to such alteration or change, or else to continue to hold their shares of Series G Convertible Preferred Stock.

3. Dividends. No holder of any shares of Series G Convertible Preferred Stock shall be entitled to receive any dividends.

4. Liquidation.

(a) If the Corporation shall commence a voluntary case under the Federal Bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a “Liquidating Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series G Convertible Preferred Stock shall have received the Liquidation Preference (as defined in Paragraph 4(c)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series G Convertible Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series G Convertible Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that that Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

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(b) At the option of each holder of the Series G Convertible Preferred Stock, the sale, conveyance of disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series or related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to such transaction an amount equal to the Liquidation Preference with respect to each outstanding share of Series G Convertible Preferred Stock held by such Holder in accordance with and subject to the terms of this Article 4.

(c) The Liquidation Preference shall be the Stated Value of $1,000 per share of Series G Convertible Preferred Stock.

(d) The Series G Convertible Preferred Stock shall rank on a parity with the Corporation’s Series F Convertible Preferred Stock as to the distribution of the assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

5. Optional Conversion. The holders of shares of Series G Convertible Preferred Stock shall have the following conversion rights:

(a) Right to Convert: Conversion Price. Subject to the terms, conditions, and restrictions of this Paragraph 5, commencing on the earlier of the Effective Date (as hereinafter defined) or 90 days after the Original Issuance Date (as hereinafter defined), the holder of any shares of Series G Convertible Preferred Stock shall have the right to convert each such share of Series G Convertible Preferred Stock (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series G Convertible Preferred Stock) into a number of shares of Common Stock equal to the Stated Value of such share or shares of Series G Convertible Preferred Stock divided by (i) the lowest price at which a trade of the Common Stock is executed, as reported by Bloomberg L.P., on the principal market for the Corporation’s Common Stock (the “Principal Market”) during the period of five Trading Days ending with the last Trading Day prior to the date of conversion (the “Market Price”), after (ii) discounting the Market Price by 15% to determine the conversion price (the “Conversion Price”). To illustrate, if the Market Price as of the Conversion Date is $1.35 and 100 shares of Series G Convertible Preferred Stock are being converted, the Stated Value for which would be $100,000, then the Conversion Price shall be $1.15 per share of Common Stock ($1.35 x .85), whereupon the Stated Value of $100,000 of Series G Convertible Preferred Stock would entitle the holder thereof to convert the 100 shares of Series G Convertible Preferred Stock into 86,957 shares of Common Stock ($100,000 divided by 1.15 equals 86,957). However, in no event shall the Conversion Price be greater than 130% of the lowest price at which a trade of the Common Stock is executed, as reported by Bloomberg L.P. on the Principal Market during the period of five Trading Days ending with the last Trading Day prior to the Original Issuance Date (the “Maximum Conversion Price”). The right of each holder to convert shares of Series G Convertible Preferred Stock into shares of Common Stock is subject to the limitations set forth in Paragraph 5(b) below, and for the purpose of complying with the limitation set forth in Paragraph 5(b)(ii), shall be prorated among the original purchasers of the shares of Series G Convertible Preferred Stock (the “Initial Holders”) and their subsequent transferees, if any, based upon the number of shares of Series G Convertible Preferred Stock purchased by the Initial Purchasers. In addition, instead of issuing shares of Common Stock upon conversion, upon prior written notice to the holder, the Corporation may elect to pay the holder an amount in cash equal to (i) the closing sale price on the Principal Market on the day prior to the date of conversion (the “Conversion Date”) multiplied by (ii) the number of shares of Common Stock which would otherwise be issuable to the holder upon such conversion, or any combination of cash and shares of Common Stock. If notice of the Corporation’s election to pay the holder in cash is not received by the holder prior to the receipt by the Corporation of a Conversion Notice, the Corporation shall pay the holder in shares of Common Stock. As used herein, “Effective Date” means the date a registration statement for the resale of the shares of Common Stock that may be acquired upon conversion of the Series G Convertible Preferred Stock is declared effective by the Securities and Exchange Commission; and “Original Issuance Date” means the date upon which shares of Series G Convertible Preferred Stock are initially issued.

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(b) Numerical Limitations.

(i) No shares of Series G Convertible Preferred Stock may be converted into Common Stock, to the extent that, after giving effect to the conversion and issuance of the Common Stock to be issued pursuant to the applicable Conversion Notice (as defined in Paragraph 5(c) below), the total number of shares of Common Stock deemed beneficially owned by the holder requesting conversion (other than by virtue of the ownership of unconverted shares of Series G Convertible Preferred Stock or the ownership of other securities that have limitations on a holder’s rights to exchange, convert or exercise similar to those limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by such holder’s Affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, would exceed 5% of the total issued and outstanding shares of Common Stock. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a holder from being deemed the beneficial owner of more than 5% of the then outstanding shares of Common Stock, then the Corporation shall redeem so many of such holder’s shares of Series G Convertible Preferred Stock pursuant to Paragraph 7(a) hereof as are necessary to cause such holder to be deemed the beneficial owner of not more than 5% of the then outstanding shares of Common Stock.

(ii) Unless the Corporation shall have obtained the approval of its voting stockholders to such issuance, if required in accordance with the rules of the Principal Market, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series G Convertible Preferred Stock if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series G Convertible Preferred Stock, together with shares of Common Stock issued and issuable upon exercise of warrants issued in connection with the sale of shares of Series G Convertible Preferred Stock, would result in the issuance of more than 19.9% of the number of shares of Common Stock which were issued and outstanding on the Original Issuance Date. To the extent the number of shares of Common Stock issuable upon conversion would but for the limitation set forth in this Paragraph 5(b)(ii) exceed such limit, the Corporation shall redeem promptly (but not later than the fifth Trading Day after receipt of the applicable Conversion Notice) the shares of Series G Convertible Preferred Stock that may not be converted into shares of Common Stock as a result of such limitation for an amount in cash equal to the greater of (i) $1,500 per share of Series G Convertible Preferred Stock and (ii) an amount equal to the product of the closing sale price of a share of Common Stock on the Trading Date immediately preceding the date of the Conversion Notice and the number of shares of Common Stock into which such shares of Series G Convertible Preferred Stock could have been converted but for such limitation on the date of the Conversion Notice, and the holders of the Series G Convertible Preferred Stock shall be creditors of the Corporation with respect to that amount.

(c) Notice of Conversion. The right of conversion shall be exercised by the holder thereof by giving written notice (the “Conversion Notice”) to the Corporation, by facsimile or by registered mail or overnight delivery service, as designated by the Corporation from time to time, that the holder elects to convert a specified number of shares of Series G Convertible Preferred Stock representing a specified Stated Value thereof into Common Stock and, if such conversion will result in the conversion of all of such holder’s shares of Series G Convertible Preferred Stock, by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series G Convertible Preferred Stock) at any time during its usual business hours on the date set forth in the Conversion Notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The Conversion Notice shall include therein the Stated Value of shares of Series G Convertible Preferred Stock to be converted, and a calculation (i) of the Market Price, (ii) the Conversion Price, and (iii) the number of shares of Common Stock to be issued in connection with such conversion.

(d) Issuance of Certificates; Time Conversion Effected.

(i) Promptly, but in no event more than three business days, after the receipt of the Conversion Notice referred to in Subparagraph 5(c) (and surrender of the certificate or certificates for the share or shares of Series G Convertible Preferred Stock to be converted within three business days after the receipt of the Conversion Notice, if requested), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Series G Convertible Preferred Stock are converted. To the extent permitted by law, such conversion shall be deemed to have been effected on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice, and at such time the rights of the holder of such share or shares of Series G Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Issuance of shares of Common Stock issuable upon conversion which are requested to be registered in a name other than that of the registered holder shall be subject to compliance with all applicable federal and state securities laws.

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(ii) The Corporation understands that a delay in the issuance of the shares of Common Stock beyond three business days could result in economic loss to the holder. As compensation to the holder for such loss, the Corporation agrees to pay late payments to the holder for late issuance of shares of Common Stock upon conversion in accordance with the following schedule (where “No. Business Days Late” is defined as the number of business days beyond three (3) business days from the date of receipt of the Conversion Notice):

No. Business Days Late	Late Payment For Each $5,000 of Liquidation Preference Amount Being Converted

1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Business Day Late beyond 10 days

The Corporation shall pay any payments incurred under this Paragraph in immediately available funds upon demand. Nothing herein shall limit holder’s right to pursue injunctive relief and/or actual damages for the Corporation’s failure to issue and deliver Common Stock to the holder. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Corporation fails for any reason to effect delivery of such shares of Common Stock within five business days the date of receipt of the Conversion Notice, the holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation whereupon the Corporation and the holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice.

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(iii) If, at any time (a) the Corporation challenges, disputes or denies the right of the holder to effect the conversion of the Series G Convertible Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Paragraph 5 or (b) any third party who is not and has never been an Affiliate of the holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the holder hereof to effect the conversion of the Series G Convertible Preferred Stock into Common Stock, then the holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly (but not later than the fifth Trading Day after receipt of such notice) redeem the Series G Convertible Preferred Stock for cash at a redemption price equal to one hundred thirty-five percent (135%) of the Stated Value thereof (the “Mandatory Purchase Amount”). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of the holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the holder).

(iv) The holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”). In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the holder’s conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the conversion of the Series G Convertible Preferred Stock. The Corporation agrees, without cost or expense to the holder, to take or consent to any end all action necessary to effectuate relief under 11 U.S.C. § 362.

(e) Fractional Shares. No fractional shares shall be issued upon conversion of Series G Convertible Preferred Stock into Common Stock. All fractional shares shall be rounded up to the nearest whole share.

(f) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, or, in the case of any consolidation, merger or mandatory share exchange of the Corporation into any other company, then, as a condition of such reorganization, reclassification or exchange, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series G Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series G Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization, reclassification or exchange not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion rights) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

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(g) Adjustments for Splits, Combinations, etc. The Conversion Price and the number of shares of Common Stock into which the Series G Convertible Preferred Stock shall be convertible shall be adjusted for stock splits, combinations, or other similar events. Additionally, an adjustment will be made in the case of an exchange of Common Stock, consolidation or merger of the Corporation with or into another corporation or sale of all or substantially all of the assets of the Corporation in order to enable the holder of Series G Convertible Preferred Stock to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been issued upon the conversion of the Series G Convertible Preferred Stock. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to exercise for fair value of options, warrants, or restricted stock.

(h) Adjustments to Conversion Ratio. For so long as any shares of Series G Convertible Preferred Stock are outstanding, but no later than one year from the effective date of a registration statement registering for resale by the holders the shares of Common Stock issuable upon conversion of the Series G Convertible Preferred Stock, if the Corporation (i) issues and sells pursuant to an exemption from registration under the Securities Act (A) Common Stock at a purchase price on the date of issuance thereof that is lower than the Conversion Price at such date (other than shares of Common Stock issued in connection with an equity line of credit or upon exercise of warrants issued in connection with an equity line of credit, shares of Common Stock issued upon conversion of the Corporation’s convertible preferred stock outstanding on the Original Issuance Date, or shares of Common Stock issued in connection with the exercise of any warrants or options outstanding on the Original Issuance Date or pursuant to the Corporation’s 1998 Employee Stock Purchase Plan), (B) warrants or options with an exercise price on the date of issuance oldie warrants or options that is lower than the Conversion Price on such date (other than options and stock awards granted pursuant to the Corporation’s 1995 and 1998 Stock Option Plans or warrants issued in connection with an equity line of credit), or (C) convertible, exchangeable or exercisable securities with a tight to convert, exchange or exercise at a price or rate lower than the Conversion Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities (other than the options and stock awards granted pursuant to the Corporation’s 1995 and 1998 Stock Option Plans); and (ii) grants the right to the purchaser(s) thereof to demand that the Corporation register under the Securities Act such Common Stock issued or the Common Stock for which such warrants or options may be exercised or such convertible, exchangeable or exercisable securities may be converted, exercised or exchanged, then the Conversion Price shall be reduced to a rate equal to the lowest of any lower rates since the most recently received Conversion Notice, and such Adjusted Conversion Price shall apply to any future Conversion Notices received by the Corporation, unless the unadjusted Conversion Price would be lower than the Adjusted Conversion Price. The Adjusted Conversion Price as it may exist front time to time shall not apply retroactively to any shares of Series G Convertible Preferred Stock converted prior to the implementation of such Adjusted Conversion Price. Notwithstanding the foregoing, the Corporation may issue up to an aggregate total of Three Hundred Thousand (300,000) shares of Common Stock (subject to adjustment only for stock splits, stock dividends and reverse stock splits) at any price determined by the Board of Directors, after the Original Issuance Date, without causing an Adjusted Conversion Price.

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6. Mandatory Conversion.

(a) Mandatory Conversion Date. If on or after the third anniversary of the Original Issuance Date (such date as selected by the Corporation being the “Mandatory Conversion Date”), there remain issued and outstanding any shares of Series G Convertible Preferred Stock, then the Corporation shall be entitled to require all (but not less than all) holden of shares of Series G Convertible Preferred Stock then outstanding to convert their shares of Series G Convertible Preferred Stock into shares of Common Stock or, at the option of the Corporation, to buy out all such holders in cash, at the price set forth in Paragraph 5(a). The Corporation shall provide written notice (the “Mandatory Conversion Notice”) to the holders of shares of Series G Convertible Preferred Stock of such mandatory conversion or such mandatory buy-out. The Mandatory Conversion Notice shall include (i) the Stated Value of the shares of Series G Convertible Preferred Stock to be converted or bought out, (ii) the Conversion Price at the Mandatory Conversion Date, and (iii) the number of shares of the Corporation’s Common Stock to be issued (or the amount of cash to be paid in the event of a buy-out) upon such mandatary conversion or such mandatory buy-out at the then applicable Conversion Price. Notwithstanding the foregoing, in no event shall the Corporation convert that portion of the Series G Convertible Preferred Stock to the extent that the issuance of Common Stock upon the conversion of such Series G Convertible Preferred Stock, when combined with shares of Common Stock received upon other conversions of Series G Convertible Preferred Stock and exercise of the warrants issued in connection with the purchase of Series G Convertible Preferred Stock by such holder and any other holders of Series G Convertible Preferred Stock, would exceed 19.99% of the number of shares of Common Stock outstanding on the Original Issuance Date, or as to any individual holder, make such holder the beneficial owner of more than 5% of the Corporation’s then outstanding Common Stock.

(b) Surrender of Certificates. On or before the Mandatory Conversion Date, each holder of shares of Series G Convertible Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such Mandatory Conversion Notice (or an affidavit of lost certificate in form and content reasonably satisfactory to the Corporation), and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled or, in the event of a buy-out by the Corporation, the amount of cash to which such holder is entitled within three business days. On the Mandatory Conversion Date, all rights with respect to the Series G Convertible Preferred Stock so converted will terminate. All certificates evidencing shares of Series G Convertible Preferred Stock that arc required to be surrendered for conversion in accordance with the provisions hereof, from and after the Mandatory Conversion Date, shall be deemed to have been retired and canceled, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series G Convertible Preferred Stock accordingly.

7. Redemption of Series G Convertible Preferred Stock.

(a) Right to Redeem Series G Convertible Preferred Stock. At any time, and from time to time, on and after the expiration of the earlier of (i) six months from the Original Issuance Date, or (ii) the closing of a registered firm commitment underwritten secondary offering of equity securities by the Corporation for cash, the Corporation may, in its sole discretion, but shall not be obligated to, redeem, in whole or in part, the then issued and outstanding shares of Series G Convertible Preferred Stock, at a price (the “Redemption Price”) equal to the greater of (x) $1,500 per share of such Series G Convertible Preferred Stock and (y) an amount equal to the product of the closing sale price of a share of Common Stock on the Principal Market on the Trading Day prior to the date of the Redemption Notice (as hereinafter defined) and the number of shares of Common Stock into which such shares of Series G Convertible Preferred Stock could be convened on the date of the Redemption Notice.

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(b) Notice of Redemption. The Corporation shall provide each holder of record of the Series G Convertible Preferred Stock being redeemed with written notice of redemption (the “Redemption Notice”) not less than 30 days prior to any date stipulated by the Corporation for the redemption of the Series G Convertible Preferred Stock (the “Redemption Date”). The Redemption Notice shall contain (i) the Redemption Date, (ii) the number of shares of Series G Convertible Preferred Stock to be redeemed from the holder to whom the Redemption Notice is delivered, (iii) instructions for surrender to the Corporation of the certificate or certificates representing the shares of Series G Convertible Preferred Stock to be redeemed, and (iv) a procedure for the holder to specify the number of shares of Series G Convertible Preferred Stock to be converted into Common Stock pursuant to Paragraph 5.

(c) Right to Convert Series G Convertible Preferred Stock upon Receipt of Redemption Notice. Upon receipt of the Redemption Notice, the recipient thereof shall have the option, at its sole election, to specify what portion of the Series G Convertible Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Paragraph 7 or converted into Common Stock in the manner provided in Paragraph 5. If the holder of the Series G Convertible Preferred Stock called for redemption elects to convert any of such shares, then such conversion shall take place on the Conversion Date specified by the holder, but in no event after the Redemption Date, in accordance with the terms of Paragraph 5.

(d) Surrender of Certificates; Payment of Redemption Price. On or before the Redemption Date, each holder of the shares of Series G Convertible Preferred Stock to be redeemed shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon payment to the holder of the Redemption Price, each such surrendered certificate shall be canceled and retired. If payment of such redemption price is not made in full by the Redemption Date, the holder shall again have the right to convert the Series G Convertible Preferred Stock as provided in Paragraph 5 hereof and the Corporation’s right of redemption under this Paragraph 7 shall cease to exist from and after the Redemption Date. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall issue new certificates to be registered in the names of the person(s) whose name(s) appear(s) as the owners on the respective surrendered certificates and deliver such certificate to such person(s).

8. Notices. In case at any time:

(a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

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(b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then; in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex or facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to each holder of any shares of Series G Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least 10 days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

9. Stock to be Reserved. The Corporation, upon the effective date of this Certificate of Designations, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series G Convertible Preferred Stock, The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series G Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series G Convertible Preferred The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non-assessable. The Corporation will take all such action as may be so taken without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of the Series G Convertible Preferred Stock. The Corporation will not take any action which results in any adjustment of the conversion rights if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series G Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation’s Restated Certificate of Incorporation, as amended.

10. No Reissuance of Series G Convertible Preferred Stock. Shares of Series G Convertible Preferred Stock which are convened into shares of Common Stock as provided herein shall not be reissued.

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11. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series G Convertible Preferred Stock shall be made without charge to the holder for any United States issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series G Convertible Preferred Stock which is being converted.

12. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series G Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series G Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series G Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

13. Definitions. As used in this Certificate of Designations, the term “Common Stock” shall mean and include the Corporation’s authorized Common Stock, $0.01 par value, as constituted on the date of filing of this Certificate of Designations authorizing the issuance of the Series G Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series G Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization, reclassification, or stock split of the outstanding shares thereof, the stock, securities or assets provided for in Subparagraph 5(f) and (g). Any capitalized terms used in this Certificate of Designations but not defined herein shall have the meanings set forth in that certain Preferred Stock Purchase Agreement among the Corporation and the other persons signatory thereto relating to the issuance and sale of the Series G Convertible Preferred Stock to the holders of the Series G Convertible Preferred Stock on the Original Issuance Date, a copy of which will be provided to any stockholder of the Corporation upon request to the Secretary of the Corporation, without charge.

14. Loss, Theft, Destruction of Preferred Stock. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of certificates representing shares of Series G Convertible Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (which shall not include the posting of any bond), or, in the case of any such mutilation, upon surrender and cancellation of the Series G Convertible Preferred Stock certificate, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated certificates for Series G Convertible Preferred Stock, new certificates for Series G Convertible Preferred Stock of like tenor.

15. Who Deemed Absolute Owner. The Corporation may deem the person in whose name the Series G Convertible Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series G Convertible Preferred Stock for the purpose of conversion of the Series G Convertible Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series G Convertible Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

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16. Register. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series G Convertible Preferred Stock. Upon any transfer of the Series G Convertible Preferred Stock in accordance with the provisions hereof; the Corporation shall register such transfer on the Series G Convertible Preferred Stock register.

17. Withholding. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series G Convertible Preferred Stock.

18. Headings. The headings of the Sections of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations.

IN WITNESS WHEREOF, Louis Kirchner, Chief Financial Officer of the Corporation, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has signed this Certificate of Designations as of this 22nd day of May, 2000.

INTEGRATED SURGICAL SYSTEMS, INC.

By:	/s/ Louis Kirchner
Louis Kirchner
Chief Financial Officer

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Exhibit B to Amended and Restated Certificate of Incorporation

THEMAVEN, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES H CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

The undersigned, Joshua Jacobs and Martin Heimbigner, do hereby certify that:

1.	They are the President and Secretary, respectively, of TheMaven, Inc., a Delaware corporation (the “Corporation”).

2.	The Corporation is authorized to issue 1,000,000 shares of preferred stock, 168 of which have been issued and are outstanding.

3.	The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 1,000,000 shares, $.01 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 23,000 shares of Series H Convertible Preferred Stock, which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

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“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof, (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(e).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(d)(iv).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date); provided a change in the Board of Directors that is in connection with an uplisting to a national market or exchange will not be considered a Change of Control Transaction hereunder, or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

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“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1 of the Purchase Agreement.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Effective Date” means the date that the Registration Statement filed by the Corporation pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of any such securities or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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“Fundamental Transaction” shall have the meaning set forth in Section 7(e).

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Corporation’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Liquidation” shall have the meaning set forth in Section 5.

“New York Courts” shall have the meaning set forth in Section 11(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Original Issue Date, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Corporation and the original Holders, in the form of Exhibit B attached to the Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Holder as provided for in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Preferred Stock and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(d).

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Holder’s name on the signature page of the Purchase Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Corporation as set forth on Schedule 3.1(a) of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Purchase Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

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“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Transfer Agent” means American Stock Transfer and Trust Company, the current transfer agent of the Company and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock in accordance with the terms of this Certificate of Designation.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series H Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 23,000 (which shall not be subject to increase without the written consent of a majority of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)) then outstanding. Each share of Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $1,000, subject to increase set forth in Section 3 below (the “Stated Value”).

Section 3. Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

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Section 4. Voting Rights. The Preferred Stock shall vote on an as-if-converted-to-Common-Stock-basis, subject to the Beneficial Ownership Limitation set forth in Section 6(e). Additionally, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), Bankruptcy Event, Change of Control Transaction or Fundamental Transaction, the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Notwithstanding anything herein to the contrary, until such time as the Preferred Stock is paid in full hereunder, the Holder shall have the right to convert the Preferred Stock pursuant to the terms of this Certificate of Designation.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(e)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

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b) Mandatory Conversion. Notwithstanding anything to the contrary herein, each outstanding share of Preferred Stock shall convert automatically on the fifth anniversary of the Original Issue Date, through no further action on the part of the Corporation or the Holder, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

c) Conversion Price. The conversion price for the Preferred Stock shall equal $0.33, subject to adjustment herein (the “Conversion Price”).

d) Mechanics of Conversion.

i. Delivery of Conversion Shares Upon Conversion. Not later than the two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Preferred Stock which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement). On or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, the Corporation shall deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

iii. Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(d)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare a Triggering Event pursuant to Section 10 hereof for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(d)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver the Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

v. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Preferred Stock.

vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

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e) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(e) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(e) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(e) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

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Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, at any time while this Preferred Stock is outstanding and prior to the 9-month anniversary of the Closing Date, the Corporation or any Subsidiary, as applicable sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents with net proceeds in excess of, in the aggregate, $1 million, entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The Corporation shall notify the Holders in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. Other than as provided in Section 7(a), during such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(e) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(e) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 7(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

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f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by facsimile or email to each Holder at its last facsimile number or email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8. [RESERVED]

Section 9. [RESERVED]

Section 10. [RESERVED]

Section 11. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or e-mail attachment, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: General Counsel, e-mail address: , or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or e-mail attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Corporation, or if no such facsimile number, e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sifting in the City of New York, Borough of Manhattan (the “New York Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

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f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series H Convertible Preferred Stock.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

B-16

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 8th day of August 2018.

/s/ Joshua Jacobs		/s/ Martin Heimbigner
Name:	Joshua Jacobs	Name:	Martin Heimbigner
Title:	President	Title:	Secretary

B-17

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series H Convertible Preferred Stock indicated below into shares of common stock, par value $0.01 per share (the “Common Stock”), of TheMaven, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:_______________________________________________

Number of shares of Preferred Stock owned prior to Conversion:__________________

Number of shares of Preferred Stock to be Converted:__________________________

Stated Value of shares of Preferred Stock to be Converted:_______________________

Number of shares of Common Stock to be Issued:_____________________________

Applicable Conversion Price:_____________________________________________

Number of shares of Preferred Stock subsequent to Conversion:__________________

Address for Delivery:___________________________________________________

or

DWAC Instructions:

Broker no:________________

Account no:_______________

[HOLDER]

By:
Name:
Title:

B-18

Exhibit C to Amended and Restated Certificate of Incorporation

CERTIFICATE OF DESIGNATIONS
OF
SERIES L JUNIOR PARTICIPATING PREFERRED STOCK
OF
THEMAVEN, INC.

(Pursuant to Section 151 of the Delaware General Corporation Law)

In accordance with Section 151 of the Delaware General Corporation Law, the undersigned corporation, hereby certifies that the following resolution was adopted by the Special Finance & Governance Committee (the “Special Committee”) of the Board of Directors (the “Board”) of TheMaven, Inc., a Delaware corporation (the “Corporation”) at a meeting of the Special Committee duly called and held on May 2, 2021:

RESOLVED, that pursuant to the authority granted to and vested in the Special Committee in accordance with the provisions of the Amended and Restated Certificate of Incorporation, the Special Committee hereby creates a series of Preferred Stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series L Junior Participating Preferred Stock:

(1) Designation and Amount. The shares of such series shall be designated as “Series L Junior Participating Preferred Stock” (the “Series L Preferred Stock”) and the number of shares constituting the Series L Preferred Stock shall be 600,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series L Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series L Preferred Stock.

(2) Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series L Preferred Stock with respect to dividends, the holders of shares of Series L Preferred Stock, in preference to the holders of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series L Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $1.00 or (2) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all-cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series L Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series L Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

C-1

(b) The Corporation shall declare a dividend or distribution on the Series L Preferred Stock as provided in paragraph (a) of this subsection immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series L Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series L Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series L Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series L Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series L Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

(3) Voting Rights. The holders of shares of Series L Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series L Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series L Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

C-2

(b) Except as otherwise provided herein, in any other certificate of designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series L Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as set forth herein, or as otherwise provided by law, holders of Series L Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(4) Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series L Preferred Stock as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series L Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series L Preferred Stock;

(2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series L Preferred Stock, except dividends paid ratably on the Series L Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series L Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series L Preferred Stock; or

C-3

(4) redeem or purchase or otherwise acquire for consideration any shares of Series L Preferred Stock, or any shares of stock ranking on a parity with the Series L Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith shall result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section (4), purchase or otherwise acquire such shares at such time and in such manner.

(5) Reacquired Shares. Any shares of Series L Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series L Preferred Stock unless, prior thereto, the holders of shares of Series L Preferred Stock shall have received the greater of (A) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (B) an amount, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series L Preferred Stock, except distributions made ratably on the Series L Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series L Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

C-4

(7) Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series L Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series L Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(8) No Redemption. The shares of Series L Preferred Stock shall not be redeemable.

(9) Rank. The Series L Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock, and shall rank senior to the Common Stock as to such matters.

(10) Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series L Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series L Preferred Stock, voting together as a single class.

(11) Fractional Shares. The Series L Preferred Stock may be issued in fractions of a share, which fractions shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series L Preferred Stock.

C-5

IN WITNESS WHEREOF, TheMaven, Inc. has caused this Certificate to be executed by its duly authorized officer this 4th day of May, 2021.

By:	/s/ Doug Smith
Name:	Doug Smith
Title:	Chief Financial Officer

[Signature Page to Certificate of Designations]

C-6

CERTIFICATE OF AMENDMENT TO
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
THEMAVEN, INC.

theMaven, Inc. (the “Corporation”), a corporation duly organized and validly existing pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The name of the Corporation is “theMaven, Inc.”

SECOND: Article I of the Corporation’s Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following new Article I, reading in its entirety as follows:

“1. The name of the Corporation is The Arena Group Holdings, Inc. (the “Corporation”).”

THIRD: Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended by adding the following paragraph immediately following the first paragraph of Article IV as follows:

“Effective at 8:00 p.m., Eastern Time, on January 27, 2022 (the “Effective Time”), every twenty-two (22) shares of Common Stock of the Corporation issued and outstanding or held as treasury shares shall thereupon, without any action on the part of the holder thereof or the Corporation, be reclassified and combined into one (1) share of validly issued, fully paid, and non-assessable share of Common Stock having a par value of $0.01 per share, subject to the treatment of fractional share interests as described in the immediately following sentence (the “Reverse Stock Split”). Any fractional shares of Common Stock resulting from the Reverse Stock Split shall be rounded up to the next whole share.”

FOURTH: All other provisions of the Amended and Restated Certificate of Incorporation shall remain unchanged.

FIFTH: Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the Corporation’s Board of Directors.

SIXTH: This Certificate of Amendment shall be effective on January 27, 2022.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be duly executed by its authorized officer as of January 20, 2022.

theMaven, Inc.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

theMaven, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

1.	The name of the corporation is theMaven, Inc.

2.	That a Certificate of Amendment (the “Certificate”) to the Amended and Restated Certificate of Incorporation of theMaven, Inc. was filed by the Secretary of State of Delaware on January 20, 2022 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is that the date of effectiveness as approved by the Board of Directors of theMaven, Inc. in Article Third and Article Sixth of the Certificate was inaccurately stated as January 27, 2022 and should have been set forth as February 3, 2022.

4.	Article Third of the Certificate is hereby corrected to read as follows:

“THIRD: Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended by adding the following paragraph immediately following the first paragraph of Article IV as follows:

“Effective at 8:00 p.m., Eastern Time, on February 3, 2022, every twenty-two (22) shares of Common Stock of the Corporation issued and outstanding or held as treasury shares shall thereupon, without any action on the part of the holder thereof or the Corporation, be reclassified and combined into one (1) share of validly issued, fully paid, and non-assessable share of Common Stock having a par value of $0.01 per share, subject to the treatment of fractional share interests as described in the immediately following sentence (the “Reverse Stock Split”). Any fractional shares of Common Stock resulting from the Reverse Stock Split shall be rounded up to the next whole share.””

5.	Article Sixth of the Certificate is hereby corrected to read as follows:

“SIXTH: This Certificate of Amendment shall be effective as of 8:00 p.m. Eastern Time on February 3, 2022.”

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 26th day of January 2022.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

theMaven, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

1.	The name of the corporation is theMaven, Inc.

2.	That a Certificate of Amendment (the “Certificate of Amendment”) to the Amended and Restated Certificate of Incorporation of theMaven, Inc. was filed by the Secretary of State of Delaware on January 20, 2022 and that said Certificate of Amendment requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	That a Certificate of Correction to the Certificate of Amendment (the “Certificate of Correction”) to the Amended and Restated Certificate of Incorporation of theMaven, Inc. was filed by the Secretary of State of Delaware on January 26, 2022, and that the Certificate of Amendment requires further correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

4.	The inaccuracy or defect of said Certificate of Amendment and the Certificate of Correction is that the date of effectiveness as approved by the Board of Directors of theMaven, Inc. in Article Third and Article Sixth of the Certificate was inaccurately stated as January 27, 2022 (in the Certificate of Amendment) and February 3, 2022 (in the Certificate of Correction) and should have been set forth as February 8, 2022.

5.	Article Third of the Certificate of Amendment is hereby further corrected to read as follows:

“THIRD: Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended by adding the following paragraph immediately following the first paragraph of Article IV as follows:

“Effective at 8:00 p.m., Eastern Time, on February 8, 2022, every twenty-two (22) shares of Common Stock of the Corporation issued and outstanding or held as treasury shares shall thereupon, without any action on the part of the holder thereof or the Corporation, be reclassified and combined into one (1) share of validly issued, fully paid, and non-assessable share of Common Stock having a par value of $0.01 per share, subject to the treatment of fractional share interests as described in the immediately following sentence (the “Reverse Stock Split”). Any fractional shares of Common Stock resulting from the Reverse Stock Split shall be rounded up to the next whole share.””

6.	Article Sixth of the Certificate is hereby corrected to read as follows:

“SIXTH: This Certificate of Amendment shall be effective as of 8:00 p.m. Eastern Time on February 8, 2022.”

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 3rd day of February 2022.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

CERTIFICATE OF AMENDMENT TO
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
THE ARENA GROUP HOLDINGS, INC.

The Arena Group Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The Corporation’s Amended and Restated Certificate of Incorporation (as amended to the date hereof, the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on October 13, 2021, under the name theMaven, Inc.

2. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation.

3. Pursuant to Sections 141 and 242 of the DGCL, the Board of Directors of the Corporation has duly adopted this Certificate of Amendment, and the Corporation’s stockholders have duly approved this Certificate of Amendment.

4. Paragraph A of Article VI of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“ARTICLE VI: LIMITATION OF LIABILITY; INDEMNIFICATION

A. LIMITATION OF LIABILITY. To the fullest extent permitted by law, neither a director of the Corporation nor an officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither any amendment nor repeal of this paragraph, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this paragraph, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.”

For avoidance of doubt, Article VI shall otherwise remain unchanged.

5. The terms and provisions of this Certificate of Amendment shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this 2nd day of June, 2023, and the foregoing facts stated herein are true and correct.

THE ARENA GROUP HOLDINGS, INC.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer